Exhibit 10.37

EXECUTION COPY

SunFuels, Inc.

Shares of Series A Convertible Preferred Stock and Common Stock Warrants

SUBSCRIPTION AGREEMENT

January 26, 2007

M.A.G. Capital, LLC

Monarch Pointe Fund, Ltd.

Mercator Momentum Fund, L.P.

Mercator Momentum Fund III, L.P.

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Ladies and Gentlemen:

SunFuels, Inc., a Colorado corporation (the “Company”), hereby confirms its agreement with Monarch Pointe Fund, Ltd. (“Monarch”), Mercator Momentum Fund, L.P. (“MMF”), Mercator Momentum Fund III, L.P. (“MMF III,” and together with Monarch and MMF, the “MAG Funds”) and certain unaffiliated accredited investors signatories hereto (the “Accredited Investors,” and together with the MAG Funds, the “Purchasers”), and M.A.G. Capital, LLC (“MAG”), as set forth below (the “Agreement”).

1. The Securities. Subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Purchasers (a) an aggregate of One Million Five Hundred Thousand (1,500,000) shares of its Series A Convertible Preferred Stock (the “Preferred Stock”), which shall be convertible into shares (the “Conversion Shares”) of the Company’s Common Stock, no par value (the “Common Stock”), in accordance with the formula set forth in the Certificate of Designations of the Series A Convertible Preferred Stock further described below and (b) warrants, substantially in the form attached hereto as Exhibit A (the “Warrants”), to acquire, subject to certain adjustments, up to an aggregate of 750,000 shares of Common Stock (the “Warrant Shares”), in accordance with the terms and conditions set forth in Section 4 hereof. The rights, preferences and privileges of the Preferred Stock are as set forth in the Certificate of Designations of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Colorado (the “Certificate of Designations”) in the form attached hereto as Exhibit B. The number of Conversion Shares and Warrant Shares that the Purchasers may acquire at any time is subject to limitation in the Certificate of Designations and in the Warrants, respectively, for any Purchaser who so elects such that the aggregate number of shares of Common Stock of which such Purchaser and all individuals, corporations, proprietorships, firms, partnerships, limited partnerships, trusts, associations or other entities (“Persons”) affiliated with such Purchaser have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) does not at any time exceed 9.99% of the Company’s then outstanding Common Stock.

The Preferred Stock and the Warrants are sometimes herein collectively referred to as the “Securities.” This Agreement, the Certificate of Designations, the Warrants, and the Registration Rights Agreement by and among the Company and the Purchasers entered into concurrently herewith and attached hereto as Exhibit C (the “Registration Rights Agreement”), are sometimes herein collectively referred to as the “Transaction Documents.”

The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has made available to the Purchasers its Confidential Private Placement Memorandum, dated as of October 6, 2006, as supplemented by the supplement thereto dated January 18, 2007, and other documents (including exhibits thereto) (collectively referred to as the “Disclosure Documents”).

2. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers, as of the date of this Agreement and as of each Closing Date (as defined in Section 4 below) (as if such representations and warranties were remade on each Closing Date), as follows:

(a) Due Incorporation, etc.; Subsidiaries.

(i) Schedule 2(a) attached hereto sets forth a complete list of the subsidiaries of the Company (the “Subsidiaries”). Except as set forth on Schedule 2(a), (i) the Company does not have any direct or indirect subsidiaries, either wholly or partially owned, or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any direct or indirect economic, voting, equity or management interest in any other Person or directly or indirectly own any security issued by any Person, and (ii) all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company. The Company and the Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, with all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted.

(ii) The jurisdictions in which the Company and each Subsidiary are licensed or qualified to do business as foreign companies are set forth on Schedule 2(i). Except for the Subsidiaries, the Company has no subsidiaries. The Company and each Subsidiary are licensed or qualified to do business and are in good standing as foreign corporations in each jurisdiction where the nature of the properties owned, leased or operated by them and the businesses transacted by them require such licensing or qualification.

(iii) True, accurate and complete copies of the articles of incorporation, articles of organization, limited liability company agreement and bylaws (or similar organizational instruments), as amended, and all minutes of all meetings (or written consents in lieu of meetings) of the members, stockholders, boards of directors, manager (and all committees thereof) of the Company and the Subsidiaries have been delivered to Purchasers.

(iv) The Disclosure Documents as of their respective dates did not, and will not (after giving effect to any updated disclosures therein) as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Due Authorization. The Company has full power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents have been duly and validly approved by the Company’s board of directors and no other actions or proceedings on the part of the Company are necessary to authorize this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Transaction Documents. This Agreement constitutes legal, valid and binding obligations of the Company and each Transaction Document upon execution and delivery by the Company will constitute legal, valid and binding obligations of the Company, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies. The Preferred Stock and the Warrants have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and non-assessable. The Conversion Shares issuable with respect to the Preferred Stock have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations, will have been validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrants in accordance with the terms thereof, will have been validly issued, fully paid and non-assessable.

(c) Consents and Approvals. Except for the Required Consents set forth on Schedule 2(c), no consent, authorization or approval of, filing or registration with, or cooperation from, the government of the United States or any foreign country or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government (“Governmental Authority”) or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance of this Agreement or the execution, delivery and performance by the Company of any Transaction Document or the consummation of the transactions contemplated hereby or thereby or the application of the proceeds of the issuance of the Securities as described in this Agreement.

(d) No Conflicts, etc. Except as set forth on Schedule 2(d), the execution, delivery and performance by the Company of this Agreement and the execution, delivery and performance by the Company of any of the Transaction Documents do not and will not (i) violate any Law applicable to the Company, the Subsidiaries or any of their respective properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Company or any Subsidiary, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under any Contract to which the Company or any Subsidiary is a party or by which any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of the Company or any Subsidiary or indebtedness secured by any of the assets or properties of the Company or any Subsidiary; or (iv) violate or conflict with any provision of any of the articles of incorporation, articles of organization, limited liability company agreement, bylaws or similar organizational instruments of the Company or any Subsidiary. “Contract” shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or verbal, which is intended or purports to be binding and enforceable. “Law” shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority. “Lien” shall mean any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

(e) Capitalization.

(i) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in on Schedule 2(e) attached hereto (the “Company Capitalization”). The Company has also reserved an aggregate of 260,000 shares of Common Stock for issuance to directors, officers, employees and consultants pursuant to the Company’s 2005 Stock Option Plan, 57,000 shares of which remain available for future grant. All of the outstanding shares of capital stock of the Company and each Subsidiary (i) have been duly authorized, validly issued, and are fully paid and nonassessable, (ii) are, and when issued were, free of preemptive or similar rights and (iii) are owned (legally and beneficially) free and clear of any and all Liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” laws or, with respect to shares held by any Person that is not an Affiliate of the Company or any Subsidiary, as may exist without the actual knowledge of the Company after reasonable investigation (“Knowledge of the Company”)) or voting.

(ii) Except as set forth on Schedule 2(e)(i), there are no membership interests, shares of capital stock or other securities (whether or not such securities have voting rights) of the Company or any Subsidiary issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character: (i) obligating, the Company, any Subsidiary or any their respective Affiliates, or, to the Knowledge of the Company, any shareholder that is not an Affiliate of the Company or any Subsidiary or any of such shareholder’s Affiliates; (ii) obligating any shareholder that is an Affiliate of the Company or any Subsidiary or any of such shareholder’s Affiliates, or, to the Knowledge of the Company, any shareholder that is not an Affiliate of the Company or any Subsidiary or any of such shareholder’s Affiliates, to cause the Company or any Subsidiary; or (iii) obligating the Company to cause any Subsidiary, in each case to issue, transfer or sell, or cause the issuance, transfer or sale of, any membership interests, shares of capital stock or other securities (whether or not such securities have voting rights) of the Company or any Subsidiary.

“Affiliate” shall mean, with respect to any specified Person, (A) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (B) any other Person which is a director, officer or partner or member or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, of the specified Person or a Person described in clause (A) above, (C) another Person of which the specified Person is a director, officer, or partner or member or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (D) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity, or (E) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative.

(iii) Except as set forth on Schedule 2(e)(ii), no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and, there is no agreement, understanding or arrangement among the Company or any Subsidiary, on the one hand, and each of their respective stockholders or any other person, on the other hand, relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company’s or any Subsidiary’s affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

(f) Securities Laws.

(i) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(iii) The Company has no reason to believe that, upon completion of the Merger, it will not be capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares and the Warrant Shares under the securities or “blue sky” laws of any jurisdiction within the United States.

(g) Financial Statements; No Undisclosed Liabilities.

(i) The audited consolidated financial statements of the Company as of December 31, 2005 (including all notes thereto), which are set forth on Schedule 2(g), consisting of the consolidated balance sheets at such date and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the twelve-month period then ended (collectively, the “Audited Financial Statements”) and the unaudited consolidated financial statements of the Company as of September 30, 2006, which are set forth on Schedule 2(g), consisting of the consolidated balance sheet at such date (the “Balance Sheet”) and the related consolidated statements of income and cash flows for the nine-month period then ended (together with the Audited Financial Statements, the “Financial Statements”) present fairly in all material respects the consolidated financial position, assets and liabilities of the Company and the Subsidiaries as of the dates thereof and the consolidated revenues, expenses, results of operations and cash flows of the Company and the Subsidiaries for the periods covered thereby and changes in financial position of the Company and the Subsidiaries as of the dates and for the periods covered thereby, in each case in conformity with GAAP applied consistently during such periods in accordance with the past accounting practices of the Company, subject (in the case only of any unaudited, interim financial statements included in the Financial Statements) to normal year-end audit adjustments required by the independent auditors of the Company in conformance with GAAP. The Financial Statements are in accordance with the books and records of the Company and the Subsidiaries, do not reflect any transactions which are not bona fide transactions and are complete and correct in all material respects.

(ii) The Company and the Subsidiaries have no liabilities, debts, claims or obligations (including “off-balance sheet” liabilities, debts, claims or obligations), whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) as set forth on Schedule 2(g)(i) or on the Balance Sheet and (ii) trade payables and accrued expenses incurred in the ordinary course of business since September 30, 2006.

(iii) The Company has never paid a distribution to its shareholders in respect of their common stock.

(h) No Adverse Effects or Changes. Except as set forth on Schedule 2(h), since December 31, 2005, the Company and the Subsidiaries have conducted their respective businesses and operations in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 2(h), since December 31, 2005, neither the Company nor any Subsidiary has:

(i) suffered a “Material Adverse Effect”, meaning, any effect (or circumstance involving a prospective effect) on (i) the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company or any Subsidiary which is materially adverse or (ii) the ability of the Company or any Subsidiary to perform its obligations under this Agreement or any of the Transaction Documents or to consummate the transactions contemplated hereby or thereby on a timely basis, except that none of the following shall be deemed in themselves to have a Material Adverse Effect (a) any changes in Laws, rules or regulations of general applicability or interpretations thereof by governmental authorities that do not disproportionately affect the Company or any Subsidiary and (b) any changes in general economic conditions that do not disproportionately affect the Company or any Subsidiary;

(ii) suffered any damage, destruction or “Loss” (meaning any and all liabilities, losses, costs, claims, damages (excluding consequential and punitive damages, other than any such damages that arise out of a third party claim), penalties and expenses (including attorneys’ fees and expenses and costs of investigation and litigation));

(iii) incurred any obligation or entered into any Contract which either (i) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000 or (ii) has a term, or requires the performance of any obligations by the Company or any Subsidiary over a period, in excess of six months;

(iv) taken any action, or entered into or authorized any Contract or transaction other than in the ordinary course of business;

(v) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties, except sales of inventory in the ordinary course of business;

(vi) waived, released or cancelled any claims against third parties or debts owing to it, or any rights which have any value;

(vii) made any changes in its accounting systems, policies, principles or practices;

(viii) entered into, authorized, or permitted any transaction with any Affiliate of any shareholder or any member of the Company or any Subsidiary;

(ix) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests, shares of its capital stock or any other securities, or amended any of the terms of any such securities;

(x) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its membership interests, capital stock, or redeemed or otherwise acquired any securities of the Company or any Subsidiary;

(xi) made any borrowing, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

(xii) made any loans, advances or capital contributions to, or investments in, any other Person;

(xiii) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, equity option, equity appreciation right, restricted equity, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increased in any manner the compensation or fringe benefits of any director, officer, consultant or employee or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

(xiv) except for capital expenditures contemplated by clause (xv), acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company or any Subsidiary;

(xv) authorized or made any capital expenditures which individually or in the aggregate are in excess of $50,000;

(xvi) made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

(xvii) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company, any Subsidiary or any of their respective directors, officers, employees or agents; or

(xviii) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount not required by Law or by any Contract.

(i) Title to Properties. Except as set forth on Schedule 2(i), the Company and the Subsidiaries have good and valid record and marketable title to, and are the lawful owners of, all of the tangible and intangible assets, properties and rights used in connection with their respective businesses and all of the tangible and intangible assets, properties and rights reflected in the Audited Financial Statements (other than assets disposed of in the ordinary course of business since the date of such Audited Financial Statements), free and clear of any Liens.

(j) Condition and Sufficiency of Assets. Except as set forth on Schedule 2(j), all of the tangible assets and properties of the Company, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. Immediately after each Closing, the Company and the Subsidiaries shall own or have a valid rights to use all the assets, properties, rights, know-how, key personnel, processes and ability which are required for or currently used in connection with the operation of their respective businesses as they are presently conducted. Such assets, properties, rights, know-how, key personnel, processes and ability were sufficient to produce the consolidated revenue of the Company and the Subsidiary prior to the Closing Dates, as shown on the income statement for that year set forth on Schedule 2(g).

(k) Real Property.

(i) Schedule 2(k) sets forth true, accurate and complete descriptions of all of the real estate (i) owned by the Company or the Subsidiaries (the “Real Property”) and (ii) held or used by the Company or any Subsidiary under real property leases (the “Real Property Leases”). The Real Property and the land subject to the Real Property Leases constitutes all of the land owned, held or used by the Company or any Subsidiary in the conduct of their respective businesses. The Company has delivered to the Purchasers true, accurate and complete copies of the Real Property Leases and of the most recent title insurance policies and surveys (if any) for the Real Property in the possession of the Company or the Subsidiaries, together with copies of all reports (if any) of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property or land subject to a Real Property Lease.

(ii) The activities carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the Real Property or the land subject to a Real Property Lease, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, environmental or health regulations or ordinance or any other similar Law.

(iii) No parcel of land included in the Real Property or subject to a Real Property Lease relies on or regularly makes use of access to the nearest public road or right-of-way over land owned by others, except where such access is by means of one or more valid recorded easements not subject to divestiture, the terms of which have been disclosed in writing to the Purchasers prior to the date hereof. All covenants or other restrictions (if any) to which any of the Real Property is subject or to which any land subject to a Real Property Lease is subject are being in all respects properly performed and observed and, except for covenants contained in the Real Property Leases, do not provide for forfeiture or reversion of title if violated, and neither the Company nor any Subsidiary has received any notice of violation (or claimed violation) thereof.

(iv) Each separate parcel of land included in the Real Property or subject to a Real Property Lease has adequate water supply, storm and sanitary sewer facilities, access to telephone, gas and electrical connections, fire protection, drainage and other public utilities, and has adequate parking facilities that meet all requirements imposed by applicable Laws. None of the Real Property is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company or any Subsidiary.

(v) Except as set forth on Schedule 2(k), there is no pending or, to the Knowledge of the Company, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or to impose special assessments on, or otherwise to take or restrict in any way the right to use, develop or alter, all or any part of the Real Property or the land subject to the Real Property Leases.

(vi) All of the Real Property Leases are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies. None of the Real Property Leases have been amended or modified except as set forth on Schedule 2(k).

(vii) Neither the Company nor any Subsidiary has received any notice of any, and there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default under any Real Property Lease. All rent and other amounts due and payable with respect to the Real Property Leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Real Property Leases on or prior to the Closing Date will have been paid prior to the Closing Date.

(viii) All lessors under the Real Property Leases have consented or prior to Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement or the Transaction Documents without requiring modification in the rights or obligations thereunder. Except as set forth on Schedule 2(k), none of the Real Property Leases are expected to expire or terminate during the year following the Closing Date. Except as set forth on Schedule 2(k), there are no indications that the landlord with respect to any Real Property Lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases that would not be material.

(l) Intellectual Property. Schedule 2(l) sets forth, for the Intellectual Property owned by the Company or any Subsidiary, an accurate list of all (i) issued and pending patents and patent applications; (ii) registered or pending trademarks; (iii) Internet domain registrations; and (iv) copyright registrations and mask work, and copyright and mask work applications. “Intellectual Property” shall mean all trademarks, service marks, whether registered or existing at common law, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, reexaminations and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); software, “mask works” (as defined under 17 USC §901) and any registrations and applications for “mask works”, and Trade Secrets, including those items set forth on Schedule 2(l). “Trade Secrets” shall mean trade secrets and other confidential information, know-how, technology, proprietary processes, formulae, algorithms, models, and methodologies. Schedule 2(l) also lists all proprietary processes, designs, and other Trade Secrets. The Intellectual Property of the Company and any Subsidiary includes all Intellectual Property used in connection with the business currently conducted by the Company or any Subsidiary, whether registered or existing at common law. Schedule 2(l) sets forth a complete and accurate list of all agreements (whether oral or written) to which the Company or any Subsidiary is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (and specifying whether such right has been granted or obtained), or (ii) restricting the Company’s or any Subsidiary’s rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the “License Agreements”). Neither the Company nor any Subsidiary has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by the Company or any Subsidiary to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements. Except as set forth on Schedule 2(l):

(i) The Company owns, or has a valid right to use, free and clear of all Liens, all of the Intellectual Property. The Company is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Schedule 2(l).

(ii) The Intellectual Property owned by the Company or any Subsidiary and, to the Knowledge of the Company, any Intellectual Property used by the Company or any Subsidiary, is subsisting, in full force and effect, and has not been cancelled, expired, or abandoned, and is valid and enforceable.

(iii) Except as set forth on Schedule 2(l), there is no pending or, to the Knowledge of the Company, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (A) involving the Intellectual Property owned by the Company or any Subsidiary, or to the Knowledge of the Company, the Intellectual Property licensed to the Company or any Subsidiary or (B) alleging that the activities or the conduct of the Company’s or any Subsidiary’s business does or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property of any third party or challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by the Company or any Subsidiary. There are no settlements, forbearances to use, consents, judgments, or orders or similar obligations other than the License Agreements which (1) restrict the Company’s or any Subsidiary’s rights to use any Intellectual Property, (2) restrict the Company’s or any Subsidiary’s business in order to accommodate a third party’s Intellectual Property or (3) permit third parties to use any Intellectual Property owned or controlled by the Company or any Subsidiary.

(iv) The conduct of the Company’s or any Subsidiary’s business as currently conducted or planned to be conducted does not infringe, directly or indirectly, upon any Intellectual Property owned or controlled by any third party. Except as set forth on Schedule 2(l), to the Knowledge of the Company, no third party is misappropriating, infringing or violating any Intellectual Property owned or used by the Company or any Subsidiary and no such claims, suits, arbitrations or other adversarial proceedings have been brought against any third party by the Company or any Subsidiary which remain unresolved.

(v) The Company and each Subsidiary has taken all measures necessary to protect the confidentiality of their respective Trade Secrets, including requiring their employees and other parties having access thereto to execute written confidentiality agreements. To the Knowledge of the Company, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a confidentiality or non-disclosure agreement. To the Knowledge of the Company, no party to any non-disclosure agreement relating to the Company’s or any Subsidiary’s Trade Secrets is in breach or default thereof.

(vi) No current or former Affiliate, director, officer, or employee of the Company or any Subsidiary (or any of their respective predecessors in interest) or any shareholder will, after giving effect to the transactions contemplated by the Transaction Documents, own or retain any rights in or to any of the Intellectual Property owned or used by the Company or any Subsidiary.

(vii) The consummation of the transactions contemplated by the Transaction Documents will not result in the loss or impairment of any of the Intellectual Property, nor will it require the consent of any governmental authority or third party in respect of any such Intellectual Property.

(m) Contracts. Schedule 2(m) sets forth a true, accurate and complete list of all Contracts and arrangements to which the Company or any Subsidiary is a party or by which any of them is bound, or to which any of their respective assets or properties is subject, including for each such Contract or arrangement (i) the parties thereto, (ii) the date such Contract or arrangement was entered into, and (iii) a brief description of the terms thereof. The Company has delivered to the Purchasers true, accurate and complete copies of each document set forth on Schedule 2(m), and a written description of each oral arrangement so listed. Except as set forth on Schedule 2(m), all such Contracts and arrangements have been entered into by the Company or a Subsidiary, as the case may be, in the ordinary course of business and are on terms that are no less favorable to the Company and the Subsidiary than the terms which could be obtained from an unrelated third party and, if cancelled at any time, would not have a Material Adverse Effect.

(n) Permits. Schedule 2(n) sets forth a true, accurate and complete list of all licenses, certificates, permits, variances, interim permits, permit applications, approvals, franchises, rights, code approvals and private product approvals (collectively, “Permits”) held by the Company or each Subsidiary. All such Permits are in full force and effect and, except as set forth on Schedule 2(n), will not be affected by the sale of the Securities, the Merger or any of the transactions contemplated hereunder or pursuant to the Transaction Documents or the Merger Agreement. Except for the Permits set forth on Schedule 2(n), there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful operation of the respective businesses of the Company and the Subsidiaries.

(o) Insurance. Schedule 2(o) sets forth a true, accurate and complete list of all policies of fire, liability, workmen’s compensation, title and other forms of insurance owned, held by or applicable to the Company and the Subsidiaries (and their respective businesses and assets), and the Company has delivered to the Purchasers a true, accurate and complete copy of all such policies, including all occurrence-based policies applicable to the Company and the Subsidiaries (and their respective businesses and assets) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which the Company or any Subsidiary is a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of the Company and the Subsidiaries. Except as set forth on Schedule 2(o), neither the Company nor any Subsidiary has been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years. Schedule 2(o) sets forth a true, accurate and complete list of all claims which have been made by the Company and the Subsidiaries within the past three years under its insurance policies.

(p) Employee Benefit Plans and Employment Agreements.

(i) General. Except as set forth on Schedule 6.14, neither the Company nor any ERISA Affiliate of the Company is a party to or participates in or has any liability or contingent liability with respect to:

(A) any “employee welfare benefit plan” or “employee pension benefit plan” as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, other than a “multiemployer plan” (as defined in section 3(37) of ERISA),

(B) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an “employee benefit plan” (as defined in section 3(3) of ERISA), or

(C) any employment agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” shall mean, with respect to any Person, each corporation, trade or business that is, along with such Person, part of the same controlled group of corporations, trades or businesses under common control within the meaning of sections 414(b) or (c) of the Code.

(ii) Plan Documents and Reports. A true, accurate and complete copy of each of the plans, arrangements, and agreements set forth on Schedule 6.14 (collectively, the “Company Benefit Plans”), and all Contracts relating thereto, or to the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Company. In the case of any Company Benefit Plan that is not in written form, the Company has been supplied with a true, accurate and complete description of such Company Benefit Plan, as in effect on the date hereof. A true, accurate and complete copy of the most recent annual report, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description, and Internal Revenue Service determination letter with respect to each such Company Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Company Benefit Plan has been supplied to Parent, and there have been no material changes in the financial condition of the respective Company Benefit Plans from that stated in the annual reports and actuarial reports supplied.

(iii) Compliance With Laws; Liabilities. As to all Company Benefit Plans:

(A) All Company Benefit Plans comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

(B) All Company Benefit Plans that are employee pension Company Benefit Plans (as defined in section 3(2) of ERISA) comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such Company Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such Company Benefit Plan under such sections or to a tax under section 511 of the Code.

(C) None of the assets of any Company Benefit Plan is invested in employer securities or employer real property.

(D) There have been no “prohibited transactions” (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Company Benefit Plan and neither the Company nor any ERISA Affiliate of the Company has otherwise engaged in any prohibited transaction.

(E) There has been no act or omission which has given rise to or may give rise to fines, penalties, taxes, or related charges under sections 502(c), 502(i), 502(l) or 4071 of ERISA or Chapters 43, 47, or 68 of the Code for which either the Company or any ERISA Affiliate of the Company may be liable.

(F) None of the payments contemplated by the Company Benefit Plans would, in the aggregate, constitute excess parachute payments as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).

(G) There are no actions, suits, or claims (other than routine claims for benefits) pending or threatened involving such Company Benefit Plans or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

(H) No Company Benefit Plan is subject to Title IV of ERISA.

(I) Each Company Benefit Plan which constitutes a “group health plan” (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any Company Benefit Plans of current and former affiliates which must be taken into account under section 4980B and 414(t) of the Code or section 601 of ERISA, have been operated in compliance with applicable Law, including the group health plan continuation coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

(J) Actuarially adequate accruals for all obligations under the Company Benefit Plans are reflected in the Company Financial Statements and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the Closing Date.

(K) Since December 31, 1983, the requirements for the recordkeeping exemption for leased employees under proposed Treas. Reg. §1.414(n) 3 have been met.

(L) Neither the Company nor any ERISA Affiliate of the Company has any liability or contingent liability under any Company Benefit Plan or otherwise for providing post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B (or any predecessor section thereto) of the Code.

(M) There has been no act or omission that would impair the right or ability of the Company and any ERISA Affiliate of the Company unilaterally to amend or terminate any Company Benefit Plan.

(iv) Multiemployer Plans. Neither the Company nor any ERISA Affiliate of the Company contributes to, has contributed to, or has any liability or contingent liability with respect to a multiemployer plan (as defined in Section 3(37) of ERISA).

(q) Employment and Labor Matters.

(i) Schedule 2(q) sets forth a true, accurate and complete list of the names, titles, annual compensation and all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years for all directors, officers and employees of the Company and each Subsidiary. The Company and the Subsidiaries have and currently are conducting their respective businesses in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.

(ii) Except as set forth on Schedule 2(i), there is, and during the past five years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or, to the Knowledge of the Company, threatened, against or involving the Company or any Subsidiary. None of the employees of the Company or any Subsidiary is covered by any collective bargaining agreement.

(r) Capital Improvements. Schedule 2(r) sets forth a true, accurate and complete list of all of the capital improvements or purchases or other capital expenditures to which the Company and each Subsidiary have committed or for which they have contracted and which in any event have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases.

(s) Taxes.

(i) The Company and each Subsidiary filed all reports, returns or other information required to be supplied to a governmental authority in connection with any Taxes (“Tax Returns”) that they were required to file. All such Tax Returns were correct and complete in all respects. All taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee’s income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto (“Taxes”) owed by the Company or any Subsidiary (whether or not shown on any Tax Return) have been paid. Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of assets of the Company or the Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) The Company and each Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) There is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (A) claimed or raised by any governmental authority in writing or (B) as to which the Company or any Subsidiary has any knowledge.

(iv) As of each Closing Date, the biodiesel produced by the Company constitutes both “biodiesel” and “agri-biodiesel” as defined in Section 40A(d) of the Code and as such is eligible for (i) the $1.00 agri-biodiesel mixture credit under Section 40A(b)(1) and (3) of the Code, (ii) the $1.00 agri-biodiesel under Section 40A(b)(2) and (3) of the Code and (iii) the $0.10 small agri-biodiesel producer credit under Section 40(A)(b)(5) of the Code. The Company is an “eligible small agri-biodiesel producer” as defined in Section 40A(e) of the Code.

(t) No Defaults or Violations. Except as set forth on Schedule 2(t):

(i) Neither the Company nor any Subsidiary has materially breached any provision of, nor is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and no other party to any such Contract has breached such Contract or is in default thereunder.

(ii) The Company and each Subsidiary and all of their respective properties and assets are in compliance in all material respects with, and no violation exists under, any and all Laws applicable to the Company and each Subsidiary and to such properties and assets.

(iii) No notice from any governmental authority has been received by the Company or any Subsidiary claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

(u) Environmental Matters. Except as set forth on Schedule 2(u):

(i) the business and operations of the Company and each Subsidiary are in full compliance with each and every Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called “Superfund” or “Superlien” law (including those already referenced in this definition) and any other law of any governmental authority having a similar subject matter (“Environmental Laws”) in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of or give rise to any Lien under any Environmental Law;

(ii) the Company and the Subsidiary are in possession of all permits, licenses, approvals, consents or other authorization required by or pursuant to any applicable Environmental Law (“Environmental Permits”) required for the conduct or operation of their respective businesses (or any part thereof), and are in full compliance with all of the requirements and limitations included in such Environmental Permits;

(iii) there is no, and the Company and the Subsidiary have not used or stored any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law (“Hazardous Substances”) in, on, or at any of the properties or facilities of the Company or any Subsidiary, and no Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, any of the properties or facilities of the Company or any Subsidiary, except in each case for inventories of substances set forth on Schedule 2(u) which are used or are to be used in the ordinary course of business (which inventories have been stored and used in accordance with all applicable Environmental Laws and Environmental Permits, including all so-called “Right To Know Laws”);

(iv) neither the Company nor any Subsidiary has received any notice from any governmental authority or any other Person that any aspect of the business, operations or facilities of the Company or any Subsidiary is in violation of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location;

(v) neither the Company nor any Subsidiary has deposited or incorporated any Hazardous Substances into, on, beneath, or adjacent to any property;

(vi) neither the Company nor any Subsidiary is the subject of any pending or, to the Knowledge of the Company, threatened, litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any Environmental Law;

(vii) the Company and each Subsidiary have timely filed all reports and notifications required to be filed with respect to all of their properties and facilities and have generated and maintained all required records and data under all applicable Environmental Laws; and

(viii) no condition has existed or event has occurred with respect to any property or asset that was at any time owned or leased, or any direct or indirect subsidiary that was at any time owned, by the Company, any Subsidiary, any predecessor to the Company or any Subsidiary or any Person that is or was an Affiliate of the Company or any Subsidiary, which property, asset or subsidiary has been sold, transferred or disposed or for which any lease has terminated, that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of the Company or any Subsidiary pursuant to any Environmental Law.

(v) Litigation.

(i) Except as set forth on Schedule 2(v), there are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any of their respective officers, directors, managers, employees, agents, members or stockholders thereof in their capacity as such, or any of the properties or businesses of the Company and the Subsidiaries, and the Company is not aware of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 2(v), all of the proceedings pending or threatened, against the Company or the Subsidiaries are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on Schedule 2(v). Except as set forth on Schedule 2(v), neither the Company nor any Subsidiary is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither the Company nor any Subsidiary has entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Company or any Subsidiary has any continuing obligation.

(ii) There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened, by or against any shareholder, the Company or any Subsidiary with respect to this Agreement, the Transaction Documents or the Merger Agreement, or in connection with the transactions contemplated hereby or thereby, and the Company does not have any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

(w) No Conflict of Interest. Except as set forth on Schedule 2(w), to the Knowledge of the Company no shareholder of the Company nor any Affiliates of any shareholder of the Company has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of the Company or any Subsidiary.

(x) Claims Against Officers and Directors. There are no pending or, to the Knowledge of the Company, threatened, claims against any manager, director, officer, employee or agent of the Company or any Subsidiary or any other Person which could give rise to any claim for indemnification against the Company or the Subsidiaries. None of the officers or directors of the Company (i) has been convicted of any crime (other than traffic violations or misdemeanors not involving fraud) or, to the Knowledge of the Company, is currently under investigation or indictment for any such crime, (ii) has been found by a court or governmental agency to have violated any securities or commodities law or to have committed fraud or is currently a party to any legal proceeding in which either is alleged, (iii) has been the subject of a proceeding under the bankruptcy laws or any similar state laws, or (iv) has been an officer, director, general partner, or managing member of an entity which has been the subject of such a proceeding.

(y) Improper and Other Payments. Neither the Company, any Subsidiary, any of their Affiliates, any of their respective managers, directors, officers, employees, agents or representatives acting on behalf of any of them, nor any other Person acting on behalf of any of them, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, any Subsidiary or any of their Affiliates, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, or (c) made or paid improper foreign payments (as defined in the Foreign Corrupt Practices Act). “Legal Requirement” shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

(z) No Other Agreement. The Company has no other Contract or arrangement with respect to the sale or other disposition of the Securities, except as set forth in this Agreement.

(aa) Brokers. Except for the fees payable to Stonehenge Securities, Inc. and 3Stone Advisors, LLC, the Company does not know of any claims for services, either in the nature of a finder’s fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Transaction Documents and the Company has not used any broker or finder in connection with the transactions contemplated hereby, and neither the Purchasers nor any Affiliate of the Purchasers has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by the Company in connection with any of the transactions contemplated by this Agreement.

(bb) Use of Proceeds. Set forth on Schedule 2(bb) is the Company’s intended use of the proceeds from this transaction

(cc) Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of the Company to the Purchasers or any representative or Affiliate of the Purchasers in connection with this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

3. Representations and Warranties of the Purchasers. Each of the Purchasers represents and warrants to the Company as of the date of this Agreement and as of each Closing Date (as if such representations and warranties were remade on each Closing Date) as follows:

(a) Each of the Purchasers represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise of the Preferred Stock or the Warrants, respectively) are being acquired for their own account for investment and with no intention of distributing or reselling such Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit the right of each Purchaser to sell or otherwise dispose of all or any part of such Conversion Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities.

(b) Each of the Purchasers understands that the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Each of the Purchasers agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be):

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”) in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above may be removed if and when the Conversion Shares or the Warrant Shares, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide any Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Each of the Purchasers agrees that, in connection with any transfer of the Conversion Shares or the Warrant Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares.

(c) Each of the Purchasers represents and warrants to the Company that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and that such Purchaser is not an “underwriter” within the meaning of Section 2(11) of the Securities Act. Each of the Purchasers represents and warrants to the Company that such Purchaser has not learned of the opportunity to acquire Securities or any other security issuable by the Company through any form of general advertising or public solicitation.

(d) Each of the Purchasers represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e) Each of the Purchasers represents and warrants to the Company that its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and its purchase of the Securities will not cause such overall commitment to become excessive.

(f) Each of the Purchasers recognizes that the purchase of the Securities involves a high degree of risk.

(g) Each of the Purchasers represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as the enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (y) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity), (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its limited partnership agreement, charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on such Purchaser under or pursuant to any applicable law or governmental regulation.

(h) Each of the Purchasers acknowledges that it or its representatives have reviewed and understand the Transaction Documents and Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, including the terms and conditions of the proposed Merger, and the merits and risks of investing in the Securities; (ii) access to information about the Company, the proposed Merger and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information in the Transaction Documents and the Disclosure Documents.

(i) Each Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Transaction Documents and the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries.

(j) Each of the Purchasers understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to such Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(k) Each of the Purchasers understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and each of the Purchasers hereby consents to such reliance.

(l) Each of the Purchasers understands that no U.S. federal or state agency, or any agency or governmental or regulatory authority in any other country, including without limitation, the U.S. Securities and Exchange Commission, has passed upon the Securities or made any finding or determination as to the fairness of this investment.

4. Purchase, Sale, and Delivery of the Securities.

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to Purchasers, and Purchasers agree to purchase from the Company, (i) a total of 1,500,000 shares of Preferred Stock at $13.50 per share and (ii) the Warrants, for a total consideration of Twenty Million Two Hundred Fifty Thousand Dollars ($20,250,000) (the “Purchase Price”).

(b) The closings of the transactions described herein (the “Closings”) shall take place at times and on dates (the “Closing Dates”) to be specified by the parties; provided, however, that the initial closing will be no later than 5:00 p.m. (Pacific time) on January 31, 2007 (such closing date, the “Initial Closing Date”) and the second closing will occur at or immediately before such time and date as the Merger closes (such closing date, the “Second Closing Date”). Each of the Closings will occur when all documents and instruments necessary or appropriate to effect the transactions contemplated herein are exchanged by the parties and all actions taken at such Closing will be deemed to be taken simultaneously. The Purchasers who purchase shares of Preferred Stock and Warrants hereunder on the Initial Closing Date are referred to herein as the “Initial Closing Purchasers” and the Purchasers who purchase Preferred Stock on the Second Closing Date are referred to herein as the “Second Closing Purchasers”.

(c) On the Initial Closing Date, the Company shall (i) deliver share certificates in definitive form for an aggregate of 750,000 shares of Preferred Stock issued to the Initial Closing Purchasers in the respective amounts set forth on the signature pages hereto, duly executed on behalf of the Company, (ii) deliver the Warrants to the Initial Closing Purchasers, duly executed on behalf of the Company, (iii) deliver this Subscription Agreement, duly executed on behalf of the Company, (iv) deliver the Registration Rights Agreement, duly executed on behalf of the Company, and (v) file or cause to be filed the Certificate of Designations with the Secretary of State of the State of Colorado.

(d) On the Initial Closing Date, each of the Purchasers shall deliver this Subscription Agreement and Registration Rights Agreement, each duly executed on behalf of each such Purchaser, and the Initial Closing Purchasers shall pay an aggregate amount of Ten Million One Hundred Twenty Fifty Thousand Dollars ($10,125,000) towards the Purchase Price by wire transfer of immediately available funds to an account as directed by the Company.

(e) On the Second Closing Date, the Company shall deliver share certificates in definitive form for an aggregate of 750,000 shares of Preferred Stock issued to the Second Closing Purchasers in the respective amounts set forth on the signature pages hereto, duly executed on behalf of the Company.

(f) On the Second Closing Date, the Second Closing Purchasers shall pay an aggregate amount of Ten Million One Hundred Twenty Fifty Thousand Dollars ($10,125,000) (the remainder of the Purchase Price) by wire transfer of immediately available funds to an account as directed by the Company.

5. Certain Covenants of the Company. The Company covenants and agrees with each Purchasers as follows:

(a) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b) The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c) None of the proceeds of the Preferred Stock will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d) The Company will use its best efforts to cause the Conversion Shares and the Warrant Shares to be eligible for trading on the NASDAQ Capital Market or such market on which the Company’s shares are subsequently listed or traded, immediately following the effectiveness of the registration statement registering the resale of the Conversion Shares and the Warrant Shares to be filed by the Company within sixty (60) days of the closing of the Merger (the “Registration Statement”).

(e) The Company will use its best efforts to ensure that no officer or director of the Company and any shareholder holding 100,000 or more shares of the Company Common Stock (other than the Purchasers) sells any shares of Company Common Stock from the Closing Date until the date that is 90 days following the effective date of the Registration Statement. The Company represents that each of its officers and directors is aware of this commitment and has agreed to use his or her best efforts not to sell any shares of Company Common Stock during this period.

(f) The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Securities.

(g) The Company will use its best efforts to enter into an employment agreement with a Chief Financial Officer reasonably acceptable to the Purchasers as promptly as possible.

6. Covenants of Purchasers. Each of the Purchasers, on behalf of itself, its affiliates, its successors and assigns and any other direct or indirect transferee holding any of the Warrants, the Preferred Stock or the Conversion Shares, hereby covenants and agrees not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” or encourage others to “short sell” the securities of the Company.

7. Conditions of the Purchasers’ Obligations. The obligation of each Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by each Purchaser:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Knowledge of the Company, threatened against the Company or any Purchaser relating to the issuance of the Securities or any Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c) The Purchasers shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of paragraphs 7(a) and (b).

(d) The Purchasers shall have received an opinion of Faegre & Benson LLP, counsel to the Company, with respect to the authorization of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares and other customary matters in the form attached hereto as Exhibit D.

(e) The Company shall have entered into a Registration Rights Agreement with the Purchasers substantially in the form of Exhibit C hereto.

(f) The Company shall have entered into a merger agreement (the “Merger Agreement”) substantially in the form of Exhibit E hereto with a NASDAQ listed company (the “Public Company”) identified by MAG and acceptable to the Company providing for the merger of a wholly owned subsidiary of the Public Company into the Company, with the Company as the surviving entity (the “Merger”). Pursuant to the Merger, (i) the Public Company shall issue sufficient shares to the Company such that the Company’s shareholders on a fully diluted basis (including the Series A Preferred Stock) shall own 92.0% of the resulting entity and the Public Company shareholders on a fully diluted basis shall own 8.0% of the resulting entity; (ii) the management and board of directors of the Company shall remain the management and board of directors following the closing of the Merger; and (iii) the existing business assets and liabilities of the Public Company will be spun off or sold. Such Merger Agreement shall remain in full force and effect and shall not have been terminated by any party thereto as of the Closing Date.

(g) The Company shall have entered into employment agreements with each of Jeffrey Probst, Justin Bzdek, and Sean Lafferty (collectively, the “Management”). The equity compensation payable to the Management pursuant to such employment and/or consulting agreements shall be substantially as set forth on Schedule B hereto.

(h) It shall be a condition to the obligations of the Initial Closing Purchasers that the Company shall have entered into lock up agreements in the form attached hereto as Exhibit F with each of Jeffrey Probst, Cindy Alaskan, Justin Bzdek, Anthony Falbo, Sean Lafferty and John Long.

(i) It shall be a condition to the obligations of the Second Closing Purchasers that the Company shall have entered into lock up agreements in the form attached hereto as Exhibit F with each officer or director of the Company and any shareholder holding 100,000 or more shares of the Company Common Stock (other than the Purchasers).

(j) It shall be a condition to the obligations of the Second Closing Purchasers that the Company shall have received on or prior to the Second Closing Date executed waivers from each of its shareholders (other than the Purchasers) waiving any and all pre-emptive rights to purchase additional shares of Common Stock of the Company under any present or previous provisions of the Company’s Articles of Incorporation, and releasing any and all claims that any such shareholder may have against the Company related to any such pre-emptive rights, such waiver to be in a form Exhibit G hereto.

(k) It shall be a condition to the obligations of the Second Closing Purchasers that all conditions precedent to the closing of the Merger pursuant to the Merger Agreement shall have been satisfied or waived.

(l) It shall be a condition to the obligations of the Second Closing Purchasers that the Company shall have entered into an employment agreement with a Chief Financial Officer reasonably acceptable to the Purchasers on or prior to the Second Closing Date.

8. Termination.

(a) This Agreement may be terminated in the sole discretion of the Company by notice to each Purchaser if at the Closing Date:

(i) the representations and warranties made by the Purchasers in Section 3 are not true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written); or

(ii) as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to Purchasers, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement.

(b) This Agreement may be terminated by the Purchasers by notice to the Company given in the event that (i) the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the applicable Closing Date or (ii) the representations and warranties made by the Company in Section 2 are not true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written).

(c) This Agreement may be terminated by mutual written consent of all parties.

9. Right of First Refusal. Commencing on the Initial Closing Date and continuing until the earlier of (a) one (1) year after the Initial Closing Date, or (b) the date upon which all of the Preferred Stock has been fully converted into Common Stock, the MAG Funds shall have a right of first refusal on any financing in which the Company is the issuer of convertible debt or equity securities. Such right of first refusal will be exercised within ten (10) trading days after delivery of written notice by the Company to MAG of the terms of the prospective financing.

10. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser or MAG, to the address set forth for such party on the signature page hereto.

If to the Company:

SunFuels, Inc.

1400 W. 122nd Avenue, Suite 110

Westminster, CO 80234

Attention: Jeffrey Probst, Chief Executive Officer

Telephone No.: (303) 865-7700

Facsimile No.: (303) 865-7705

with a copy to (which shall not constitute notice):

James H. Carroll

Faegre & Benson LLP

1900 15th Street

Boulder, CO 80302

Telephone No.: 303-447-7748

Facsimile No.: 303-447-7800

If to the Purchasers, the MAG Funds or MAG:

c/o M.A.G. Capital, LLC

555 South Flower Street, Suite 4200

Los Angeles, California 90071

Attention: David Firestone

Facsimile: (213) 533-8285

with a copy to (which shall not constitute notice):

Justin O’Neill

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071

Facsimile: (213) 891-8763

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

11. Survival Clause. The respective representations, warranties, agreements and covenants of the Company and each Purchaser set forth in this Agreement shall survive until the second anniversary of the Closing.

12. Fees and Expenses. On the Closing Date, the Company shall pay the Purchasers’ actual and reasonable legal expenses incurred in connection with the purchase of the Securities, up to a maximum amount of $150,000.00, by wire transfer of immediately available funds to an account designated by MAG.

13. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Warrants or the Certificate of Designations, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

14. Successors; Assignment. This Agreement shall inure to the benefit of and be binding upon each Purchaser, MAG and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. The Company may not assign this Agreement or any rights or obligation hereunder without the prior written consent of the Purchasers and MAG. The Purchasers and MAG may assign this Agreement or any rights and obligations hereunder without the consent of the Company.

15. No Waiver; Modifications in Writing. No failure or delay on the part of the Company, MAG or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, MAG or the Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Company, MAG or the Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and MAG, and a majority in interest of the Purchasers; provided, however, that no amendment, modification or termination of any provision of this Agreement shall be effective with respect to (i) a Purchaser if such amendment, modification or termination disproportionately effects such Purchaser, unless signed in writing by such Purchaser, or (ii) the terms of the Certificate of Designations. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company, MAG or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

16. Entire Agreement. This Agreement, together with the Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

17. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

18. APPLICABLE LAW; JURISDICTION. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. To the fullest extent permitted by applicable law, the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any New York State court or federal court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to the provisions of this Agreement and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby waive, to the fullest extent permitted by applicable law, any right to trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Purchasers and MAG.

Very truly yours,

SunFuels, Inc.

By:
Name:	Jeffrey Probst
Title:	Chief Executive Officer

ACCEPTED AND AGREED:

Monarch Pointe Fund Ltd.		Mercator Momentum Fund, L.P.

By:	M.A.G. CAPITAL, LLC	By:	M.A.G. CAPITAL, LLC
Its:	General Partner	Its:	General Partner

By:		By:
	Harry Aharonian		Harry Aharonian
	Portfolio Administrator		Portfolio Administrator

By:		By:
	Todd Bomberg		Todd Bomberg
	Chief Investment Officer		Chief Investment Officer

Amount of Subscription:		Amount of Subscription:

M.A.G. Capital, LLC		Mercator Momentum Fund III, L.P.

		By:	M.A.G. CAPITAL, LLC
		Its:	General Partner

By:		By:
	Harry Aharonian		Harry Aharonian
Portfolio Administrator

By:		By:
	Todd Bomberg		Todd Bomberg
	Chief Investment Officer		Chief Investment Officer

Amount of Subscription:

ACCEPTED AND AGREED:

ASSET MANAGERS INTERNATIONAL LIMITED

By:
Title:

Amount of Subscription:

[ACCREDITED INVESTOR]

By:
Title:

Amount of Subscription:

[ACCREDITED INVESTOR]

By:
Title:

Amount of Subscription: